                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                                NOVAVAX, INC.
              (Name of Registrant as Specified in Its Charter)

                          COMMITTEE TO SAVE NOVAVAX
    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total Fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:


                        THE COMMITTEE TO SAVE NOVAVAX



                                    STOP!
                       DO NOT SIGN A WHITE PROXY CARD
                          ---


March 23, 2005

Dear Fellow Novavax Shareholder:

         You will shortly receive proxy materials from management of Novavax, Inc., seeking your votes for the re-election of two director nominees; Denis M. O'Donnell and Nelson M. Sims at the May 4, 2005 Annual Shareholder Meeting. We urge you NOT TO VOTE FOR THESE NOMINEES!

         We are the Committee to Save Novavax and we will shortly be mailing to you complete proxy materials seeking your proxy vote for our two alternative directors. In these materials we will clearly describe to you our plan to stabilize company performance and build value for shareholders of Novavax.

                         THE TIME FOR CHANGE IS NOW!
  DON'T LET THE CURRENT BOARD LEADERSHIP DESTROY ANY MORE SHAREHOLDER VALUE

         The Committee to Save Novavax is committed to protecting the interests of all shareholders and will keep you apprised of important developments as they occur. Once we have cleared SEC regulatory requirements, you will be able to learn more at our website, www.SaveNovavax.com.

Sincerely,

The Committee to Save Novavax




-------------------------------------------------------------------------------
If you have any questions or need assistance, please contact the following firm who will be assisting us in the solicitation of proxies:


                  GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                         17 State Street, 10th Floor
                          New York, New York 10004
                          Toll Free: (800) 676-0151
                   Banks and Brokers call: (212) 440-9800
-------------------------------------------------------------------------------


J. Carter Williams, Melissa Georges, William Georges and John T. Preston are the participants in the Committee's proxy solicitation. You may obtain additional information about their interests by calling Georgeson at the number listed above and asking that a copy of the Committee's preliminary proxy statement filed with the SEC be sent to you. You should read the proxy statement when it becomes available because it contains important information. You can get the proxy statement for free at the SEC's web site, www.sec.gov.